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Freedman, Levy, Kroll & Simonds


                                   CONSENT OF
                         FREEDMAN, LEVY, KROLL & SIMONDS

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectuses contained in Post-Effective Amendment No. 3 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017).

                               /s/ Freedman, Levy, Kroll & Simonds

Washington, D.C.
January 27, 2000